UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 2, 2016 (April 27, 2016)

Nivalis Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37449	20-8969493
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3122 Sterling Circle, Suite 200 Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (720) 945-7700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                   SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On April 27, 2016, Nivalis Therapeutics, Inc., a Delaware corporation (the “Company”), held its Annual Meeting. There were 13,132,981 shares of common stock represented in person or by valid proxies at the Meeting and entitled to be voted, representing 84.9% of the 15,462,030 shares of common stock outstanding as of the March 3, 2016 record date.  The stockholders voted on two proposals at the Annual Meeting.  The proposals are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 21, 2016.  The following is a tabulation of the final voting results for each of the proposals presented and voted on at the Annual Meeting.

Proposal 1: The Company’s stockholders elected two Class I Directors, each to serve for a three-year term expiring at the 2019 annual meeting of stockholders and until their respective successors have been duly elected and qualified.  The votes regarding this proposal were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Paul Sekhri	12,115,056	57,712	960,213
John Moore	11,364,740	808,028	960,213

Proposal 2: The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016.  The votes regarding this proposal were as follows:

Votes For	Votes Against	Votes Abstained
13,106,305	10,105	16,571

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIVALIS THERAPEUTICS, INC.

May 2, 2016	By:	/s/ R. Michael Carruthers
	Name:	R. Michael Carruthers
	Title:	Chief Financial Officer